Page 5

                                                                EXHIBIT 99.1
BRIGHAM EXPLORATION
COMPANY                                                             NEWS RELEASE
                                                           FOR IMMEDIATE RELEASE

BRIGHAM  EXPLORATION  ANNOUNCES  RECORD  2001  FINANCIAL RESULTS; 45% PRODUCTION
GROWTH,  90%  INCREASE  IN  EBITDA  AND  111%  GROWTH  IN  OPERATING  CASH  FLOW

================================================================================

     Austin, TX -- (PRNewswire) - February 26, 2002 -- Brigham Exploration Company (NASDAQ:BEXP) today announced its financial results for the fiscal year and quarter ended December 31, 2001.

Highlights  from  Brigham's  performance  for  2001  include:

- Production volume for 2001 grew by 45% over 2000 volumes - Production volumes for 2001 were 9.6 Bcfe compared to 6.6 Bcfe in 2000.

- EBITDA almost doubles - Higher production volumes combined with improved price realizations and a lower cost structure result in EBITDA growth of 90% from $12.0 million in 2000 to $22.7 million in 2001.

- Operating cash flow more than doubles from $8.6 million in 2000 to $18.1 million in 2001.

YEAR-END  2001  RESULTS

     Average net daily production volumes for 2001 were 26.6 MMcfe per day compared to 18.3 MMcfe per day in 2000. Revenues from the sale of natural gas and oil increased 69% to $32.3 million for 2001 compared to $19.1 million last year. Approximately 58% of the increase resulted from increased production and the remainder from a 16% increase in the average realized sales price for natural gas and oil. Average realized prices for 2001 were $3.11 per Mcf for natural gas and $24.05 per barrel for oil compared to $1.94 per Mcf and $29.17 per barrel in 2000. Cash settlements on hedging transactions in 2001 resulted in an $8.2 million ($0.85 per Mcfe) decrease in revenues from the sale of natural gas and oil.

     Lease operating expenses for 2001 were $3.5 million compared to $2.1 for 2000. The increase in lease operating expense was related to higher than expected charges for well repair and maintenance, increased production volumes from a greater total well count, and higher overall service costs. Production tax refunds on wells that qualify for reduced severance tax rates combined with a 17% decrease in Brigham's average pre-hedge oil price, thus resulting in a decline in production taxes from $1.8 million in 2000 to $1.5 million for 2001.

     General and administrative expenses for 2001 increased 17% to $3.6 million, however, on a per unit-of-production basis declined by 19% from $0.47 per Mcfe in 2000 to $0.38 per Mcfe in 2001. Higher production volumes and an increase in the estimated future development costs required to fully develop Home Run Field resulted in an increase in depletion expense for 2001, from $7.9 million ($1.20 per Mcfe) in 2000 to $13.2 million ($1.38 per Mcfe) for 2001.

     A reduction in Brigham's average outstanding debt balance, $90.6 million vs. $97.4 million, and a lower annual effective interest rate, 9.3% vs. 12.7%, led to a decrease in Brigham's net interest expense for 2001. Net interest expense for 2001 decreased 35% from $9.8 million ($1.48 per Mcfe) for 2000 to $6.4 million ($0.67 per Mcfe) for 2001.

     Earnings before interest, taxes, depreciation, depletion and amortization, and other non-cash items (EBITDA) increased 90% from $12.0 million last year to $22.7 million this year and operating cash flow increased 111% from $8.6 million for 2000 to $18.1 million for 2001. Brigham reported net income of $9.2 million ($0.54 per diluted share) for 2001 versus a net loss excluding extraordinary items of $15.9 million ($0.98 per diluted share) for 2000.

Page 6
                                                                    EXHIBIT 99.1

     For the year, Brigham incurred capital costs of $36.0 million, which consisted of $27.2 million for drilling, $2.8 million on land and G&G activities, and $6.0 million for capitalized interest and other.

FOURTH  QUARTER  2001  RESULTS

     Average net daily production volumes for the fourth quarter 2001 rose 36% to 25.1 MMcfe per day (66% gas) compared to 18.4 MMcfe per day (71% gas) for the same period in 2000. Revenue from the sale of natural gas and oil increased 31% to $6.1 million, from $4.6 million for the same quarter in 2000. Increased production volumes accounted for $2.0 million of the increase and were offset by a $573,000 decrease in Brigham's average realized sales price for natural gas and oil.

     Higher than expected charges for well repair and maintenance, increased production volumes and an increased total well count all contributed to an 81% increase in lease operating expense, from $637,000 for 2000 to $1.2 million for 2001. Production tax refunds on wells that qualify for reduced severance tax rates and a lower average pre-hedge sales price for natural gas and oil resulted in a 98% decrease in production taxes, from $533,000 in the fourth quarter 2000 to $8,000 for the fourth quarter 2001. General and administrative expenses of $930,000 were relatively flat when compared to $934,000 for the fourth quarter of 2000, but declined on a per unit-of-production basis to $0.41 per Mcfe in the fourth quarter of 2001 from $0.56 per Mcfe for the fourth quarter 2000.

     Higher production volumes combined with an increase in the future development costs required to fully develop Home Run Field resulted in depletion expense for the year 2001 of $1.38 per Mcfe. As a result, depletion expense in the fourth quarter of 2001 increased to $4.3 million ($1.90 per Mcfe) from $2.1 million ($1.28 per Mcfe) in the fourth quarter 2000.

     Net interest expense for the fourth quarter 2001 was $1.5 million compared to $781,000 in the fourth quarter 2000. During the fourth quarter 2000 interest expense was reduced as Brigham was released from certain interest obligations when it refinanced its subordinated notes. Brigham's weighted average cost of debt for the fourth quarter of 2001 was 7.9%, compared to 11.2% for the same quarter of 2000.

     EBITDA increased 56% to $4.0 million in the fourth quarter 2001 from $2.5 million in the fourth quarter 2000, while operating cash flow before changes in working capital increased 49% to $3.0 million for the fourth quarter 2001 versus $2.0 million for 2000. Brigham reported a net loss of $2.5 million ($0.15 per diluted share) for the fourth quarter of 2001 versus a net loss excluding extraordinary items of $4.1 million ($0.25 per diluted share) for the prior year period.

     Capital cost during the fourth quarter 2001 totaled $7.0 million, which included $5.5 million related to drilling, $380,000 for land and G&G activities and $1.2 million for capitalized interest, capitalized general and administrative and other property and equipment.

MANAGEMENT  COMMENT

     Curtis F. Harrell, Brigham's Executive Vice President and Chief Financial Officer, commented, "Brigham had an outstanding year in 2001. Despite significant increases in service costs, we delivered all-in finding costs for the year of only $1.23 per Mcfe and our three-year average all-in finding costs were $1.00 per Mcfe. The value of our deep inventory of quality, natural gas drilling locations is becoming more evident in our financial results, with record 45% growth in production volumes and 111% growth in operating cash flow."

     Harrell further added, "In 2001, our Company continued to improve its ability to internally finance growth. Despite hedging losses of $0.85 per Mcfe, we generated $2.50 in gross profit and $1.83 in unit cash flow for every Mcfe produced. Given our attractive finding costs and lower cost structure, Brigham posted 50% full cycle return on investment. Looking forward to 2002, given the lower commodity price environment, we'll limit our capital spending to our beginning liquidity and our projected discretionary cash flow. We'll focus our activities on the development of prior field discoveries and continued exploration in our three core provinces. Even at lower commodity prices, we're confident that Brigham will continue to deliver growth in cash flow and net asset value per share through our focused approach to the drill bit."

                                                                    EXHIBIT 99.1

FIRST  QUARTER  2002  RESULTS  GUIDANCE

     The following forecasts and estimates of Brigham's first quarter 2002 results are forward looking statements subject to the risks and uncertainties identified in the "Forward Looking Statements Disclosure" at the end of this release.

     Brigham currently expects first quarter 2002 production volumes to average between 24 and 26 MMcfe per day (62% natural gas) and expects to exit the first quarter at 29 to 30 MMcfe per day. For the first quarter 2002, lease operating expenses are projected to be $0.33 per Mcfe, production taxes are projected to be 5% of pre-hedge oil and gas revenues, and general and administrative expenses are projected to be $950,000 ($0.41 to $0.44 per Mcfe).

     Based on these production and cost estimates, assumed average NYMEX prices of $2.36 per MMBtu for natural gas and $20.34 per barrel for oil, and taking into account current hedging contracts outstanding, Brigham forecasts revenue of between $5.9 and $6.5 million and EBITDA of between $4.0 million and $4.4 million for the first quarter 2002.


CONFERENCE  CALL  INFORMATION

     Brigham management will host a conference call to discuss the Company's year-end 2001 financial and operational results with investors, analysts and other interested parties on Wednesday, February 27th, at 9:00 a.m. Central time. To participate in the call, please dial 800-388-8975 within U.S. (973-694-2225 outside U.S.) and ask for the Brigham Exploration conference call (conference identification number 110362). A recording of the conference call will be available to interested parties approximately one hour after the call is completed through 10:00 pm Central time on Tuesday, March 5th. To access the recording, please dial 800-428-6051 within U.S. (973-709-2089 outside U.S.) and enter 232319 as the conference playback identification number. In addition, a live and archived web cast of the conference call will be available over the Internet at either www.bexp3d.com or www.streetevents.com.

ABOUT  BRIGHAM  EXPLORATION

     Brigham Exploration Company is an independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces. For more information about Brigham Exploration, please visit our website at www.bexp3d.com or contact Investor Relations at 512-427-3444.

FORWARD  LOOKING  STATEMENTS  DISCLOSURE

     Except for the historical information contained herein, the matters discussed in this news release are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations. Important factors that could cause actual results to differ materially from those in the forward looking statements include risks inherent in exploratory drilling activities, the timing and extent of changes in commodity prices, unforeseen engineering and mechanical or technological difficulties in drilling wells, availability of drilling rigs, land issues, federal and state regulatory developments and other risks more fully described in the company's filings with the Securities and Exchange Commission. All forward looking statements contained in this release, including any forecasts and estimates, are based on management's outlook only as of the date of this release, and we undertake no obligation to update or revise these forward looking statements, whether as a result of subsequent developments or otherwise.

Contact:     John Turner, Manager - Finance & Investor Relations
             (512) 427-3300 / investor@bexp3d.com
                              -------------------

Page 9

                                         BRIGHAM EXPLORATION COMPANY
                                 SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
                               (in thousands, except per share data) (unaudited)
                                                                                                         EXHIBIT 99.1

                                                                   Three Months Ended              Twelve Months Ended
                                                                      December 31,                      December 31,
                                                              ------------------------------  ------------------------------
                                                                   2000            2001            2002            2003
                                                              --------------  --------------  --------------  --------------
Revenues:
  Natural gas and oil sales                                   $       4,641   $       6,073   $      19,143   $      32,293
  Other revenue                                                           1              57              53             255
                                                              --------------  --------------  --------------  --------------
                                                              $       4,642   $       6,130   $      19,196   $      32,548
Costs and expenses:
  Lease operating                                                       637           1,154           2,139           3,486
  Production taxes                                                      533               8           1,786           1,511
  General and administrative                                            934             930           3,100           3,638
  Depletion of natural gas and oil properties                         2,129           4,308           7,920          13,211
  Depreciation and amortization                                         190             302             620             677
                                                              --------------  --------------  --------------  --------------
                                                              $       4,423   $       6,702   $      15,565   $      22,523
                                                              --------------  --------------  --------------  --------------
  Operating income                                            $         219           ($572)  $       3,631   $      10,025
Interest expense                                                       (809)         (1,501)         (9,906)         (6,681)
Interest income                                                          28              34             108             264
Other income (expense) (a)                                           (3,222)            347          (9,488)          8,174
Loss on investment                                                        -             (94)              -             (94)
                                                              --------------  --------------  --------------  --------------
  Income (loss) before income taxes                                 ($3,784)        ($1,786)       ($15,655)  $      11,688
Income tax expense                                                        -               -               -               -
                                                              --------------  --------------  --------------  --------------
  Net loss before extraordinary item                                ($3,784)        ($1,786)       ($15,655)  $      11,688
Extraordinary gain on refinancing of debt                            32,267               -          32,267               -
                                                              --------------  --------------  --------------  --------------
  Net income (loss)                                           $      28,483         ($1,786)  $      16,612   $      11,688
Preferred stock dividend & accretion                                    275             674             275           2,450
                                                              --------------  --------------  --------------  --------------
  Net income (loss) to common                                 $      28,208         ($2,460)  $      16,337   $       9,238
                                                              ==============  ==============  ==============  ==============
Net income (loss) to common per share: (b)
  Basic                                                              ($0.25)         ($0.15)         ($0.98)  $        0.58
  Diluted                                                             (0.25)          (0.15)          (0.98)           0.54

Wt. avg. common shares outstanding:
  Basic                                                              16,252          16,005          16,241          15,988
  Diluted                                                            16,252          16,005          16,241          17,243

(a)  Includes non-cash income (expenses) related to changes
     in the fair market value of certain hedging contracts of:      ($3,202)  $         449         ($8,885)  $       9,666
(b)  Net income (loss) to common per share for 2000 excludes extraordinary gain on refinancing of debt.


                                 PRODUCTION, SALES PRICES AND OTHER FINANCIAL DATA
                                                      (unaudited)

                                                                     Three Months Ended                 Twelve Months Ended
                                                                        December 31,                      December 31,
                                                              ----------------------------------  ---------------------------------
                                                                   2000              2001              2002              2003
                                                              ----------------  ----------------  ----------------  ---------------
Avg. net daily production:
  Natural gas (MMcf)                                                    13.0              16.7              12.3              18.8
  Oil (Bbls)                                                             900             1,411             1,004             1,299
  Equivalent natural gas (MMcfe) (6:1)                                  18.4              25.1              18.3              26.6
Total net production:
  Natural gas (MMcf)                                                   1,174             1,500             4,431             6,766
  Oil (MBbls)                                                             81               127               362               468
  Equivalent natural gas (MMcfe) (6:1)                                 1,660             2,262             6,600             9,573
  % Natural gas                                                           71%               66%               67%               71%
Sales prices:
  Natural gas ($/Mcf) (a)                                    $          1.85   $          2.43   $          1.94   $          3.11
  Oil ($/Bbl) (a)                                                      30.48             19.07             29.17             24.05
  Equivalent natural gas ($/Mcfe) (6:1)                                 2.80              2.69              2.90              3.37
Other financial data:
  EBITDA ($000) (b)                                          $         2,546   $         3,970   $        11,956   $        22,685
  Operating cash flow before changes in working capital ($000)         2,033             3,035             8,581            18,097

(a)  Includes the effects of hedging gains (losses) of:
     Natural gas ($/Mcf)                                              ($3.63)  $          0.00            ($2.12)           ($1.18)
     Oil ($/Bbl)                                                       (0.83)                -             (0.30)            (0.33)
(b)  Net income (loss) plus interest expense, DD&A expenses, deferred income taxes and other non-cash items.

Page 10

                           BRIGHAM EXPLORATION COMPANY
                       SUMMARY CONSOLIDATED BALANCE SHEETS
                           (in thousands) (unaudited)
                                                          EXHIBIT 99.1

                                                  December 31,   December 31,
                                                      2000           2001
                                                  -------------  -------------
Assets:
   Current assets                                 $      10,673  $      16,968
   Oil and gas properties, at cost, net                 129,490        151,891
   Other property and equipment, at cost, net             1,341          1,331
   Other non-current assets                               5,407          3,218
                                                  -------------  -------------
      Total assets                                $     146,911  $     173,408
                                                  =============  =============

Liabilities and stockholders' equity:
   Current liabilities                            $      17,899  $      15,266
   Notes payable                                         75,000         75,000
   Senior subordinated notes, net                         7,000         16,721
   Other non-current liabilities                          3,697            206
                                                  -------------  -------------
      Total liabilities                           $     103,596  $     107,193
   Mandatorily redeemable preferred stock, net            8,558         16,614
   Stockholders' equity                                  34,757         49,601
                                                  -------------  -------------
      Total liabilities and stockholders' equity  $     146,911  $     173,408
                                                  =============  =============

                                          SUMMARY CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                    (in thousands) (unaudited)

                                                                Three Months Ended December 31,  Twelve Months Ended December 31,
                                                               ---------------  ---------------  ---------------  ---------------
                                                                    2000             2001             2000             2001
                                                               ---------------  ---------------  ---------------  ---------------
Cash flows from operating activities:
   Net income (loss)                                           $       28,483   $       (1,786)  $       16,612   $       11,688
   Depletion, depreciation and amortization                             2,319            4,610            8,540           13,888
   Interest paid through issuance of add'l senior sub. notes                -              223            4,575              721
   Amortization of deferred loan fees                                     296              343            1,283            1,372
   Amortization of discount on senior subordinated notes                    -                -              673                -
   Amortization of deferred loss on derivatives instruments                 -                -              280                -
   Market value adjustment for derivatives instruments                  3,202             (449)           8,885           (9,666)
   Loss on investment                                                       -               94                -               94
   Extraordinary gain on refinancing of debt                          (32,267)               -          (32,267)               -
                                                               ---------------  ---------------  ---------------  ---------------
      Operating cash flow                                               2,033            3,035            8,581           18,097
   Changes in working capital and other items                          (4,534)           2,222          (13,216)           1,025
                                                               ---------------  ---------------  ---------------  ---------------
      Cash flows provided (used) by operating activities               (2,501)           5,257           (4,635)          19,122

Cash flows (used) by investing activities                              (6,983)          (7,253)         (26,071)         (33,571)
Cash flows (used) provided by financing activities                     10,261             (208)          28,801           18,724
                                                               ---------------  ---------------  ---------------  ---------------
   Net increase (decrease) in cash and cash equivalents        $          777   $       (2,204)  $       (1,905)  $        4,275
                                                               ===============  ===============  ===============  ===============

                                                        SUMMARY PER MCFE DATA
                                                             (unaudited)

                                                                 Three Months Ended December 31,  Twelve Months Ended December 31,
                                                                 -------------------------------  --------------------------------
                                                                       2000            2001            2000            2001
                                                                  --------------  --------------  --------------  --------------
Revenues:
   Natural gas and oil sales                                      $        2.80   $        2.69   $        2.90   $        3.37
   Other revenue                                                           0.00            0.03            0.01            0.03
                                                                  --------------  --------------  --------------  --------------
                                                                  $        2.80   $        2.72   $        2.91   $        3.40
Costs and expenses:
   Lease operating                                                         0.38            0.51            0.32            0.36
   Production taxes                                                        0.32            0.00            0.27            0.16
   General and administrative                                              0.56            0.41            0.47            0.38
   Depletion of natural gas and oil properties                             1.28            1.90            1.20            1.38
   Depreciation and amortization                                           0.11            0.13            0.09            0.07
                                                                  --------------  --------------  --------------  --------------
                                                                  $        2.65   $        2.95   $        2.35   $        2.35
                                                                  --------------  --------------  --------------  --------------
   Operating income (loss)                                        $        0.15          ($0.23)  $        0.56   $        1.05

Interest expense, net (a)                                                 (0.47)          (0.65)          (1.48)          (0.67)
Other income (expense) (b)                                                (0.01)          (0.05)          (0.09)          (0.16)
                                                                  --------------  --------------  --------------  --------------
Adjusted net income before preferred stock dividend & accretion          ($0.33)         ($0.93)         ($1.01)  $        0.22
                                                                  ==============  ==============  ==============  ==============

(a)   Net of capitalized interest and interest income.
(b)   Adjusted to exclude non-cash income (expense) related to changes in the fair market value of certain hedge contracts
      & loss on investment.